Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-121232) of Knoll, Inc. of our report dated June 18, 2020, relating to the financial statements and supplemental schedule of Knoll Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania
June 18, 2020